SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: May 25, 2006
QLT INC.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5
(Address of Principal Executive Offices) (Zip Code)
(604) 707-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
          On May 25, 2006, Bob Butchofsky, President and Chief Executive Officer of QLT Inc., announced that Peter J. O’Callaghan will be joining QLT as Senior Vice President, Corporate Development and General Counsel.
          Peter O’Callaghan was a senior partner at Blake, Cassels & Graydon LLP. He brings more than 20 years of experience as a corporate securities lawyer in connection with all types of corporate finance transactions, including public and private equity financings, take-over and issuer bids, independent counsel to investment dealers and boards of directors, and all regulatory and stock exchange compliance work. He is recognized in The Canadian Legal Expert Directory as one of the leading lawyers in Canada. Mr. O’Callaghan graduated from the University of British Columbia with a Bachelor of Commerce (B.Com.) in 1983 and Bachelor of Law (LL.B.) in 1984. He was admitted to the British Columbia Bar in 1985.
          The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
ITEM 9.01     FINANCIAL STATEMENTS & EXHIBITS

Number	Description
99.1	Press Release issued by QLT Inc. on May 25, 2006.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
By:	/s/ Cameron Nelson
Cameron Nelson
Chief Financial Officer

Dated: May 26, 2006